UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

182/1 Krasniy Prospekt, Suite # 704, Novosibirsk, Russia	630049
(Address of principal executive offices)	(Zip Code)

+73833542023

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On November 15, 2013, Alexander Vikoulov, the Chief Financial Officer, Secretary and a Director of Neuromama, Ltd. (the “Company”) requested that the Company cancel 2,535,000,001 common shares of the Company that he owns in his own name.  As a result, Mr. Vikoulov now owns 90,100,000 common shares of the Company.  As of November 15, 2013 there are 630,100,000 common shares of the Company issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: November 25, 2013	By:	/s/ Igor Weselovsky
Igor Weselovsky, C.E.O. & Director